ServiceSource Reports Third Quarter 2019 Financial Results
Total Revenue of $53.4 million
GAAP Net Loss of $4.4 million; Non-GAAP Net Loss of $0.7 million
Adjusted EBITDA of $1.1 million
DENVER, October 29, 2019 - ServiceSource (NASDAQ: SREV), the digital customer journey experience company, today announced financial results for the three months ended September 30, 2019.
“We had a solid third quarter with improved focus, execution and results throughout the business,” said Gary B. Moore, Chairman and CEO of ServiceSource. “We grew revenue and expanded non-GAAP gross margins sequentially from last quarter, while strong expense discipline across the organization drove positive Adjusted EBITDA. Our delivery and global account management teams performed well on behalf of our clients, enabling year-over-year growth at the majority of our largest relationships. Importantly, we also made good strides improving our sales activity compared to the second quarter. As a result of our go-to-market organizational realignment, we enhanced our sales pipeline, generated stronger bookings momentum, secured a great multi-million dollar new logo, and won expansions with several key accounts. We also continued to make important progress on our strategic initiatives, which are foundational to our long-term value creation roadmap.”
Key Financial Results – Third Quarter 2019

•	GAAP revenue was $53.4 million, compared with $57.2 million reported for Q3 2018.

•	GAAP net loss was $4.4 million or $0.05 per diluted share, compared with GAAP net loss of $6.6 million or $0.07 per diluted share reported for Q3 2018.

•	Non-GAAP net loss was $0.7 million or $0.01 per diluted share, compared with non-GAAP net income of $0.7 million or $0.01 per diluted share reported for Q3 2018.

•	Adjusted EBITDA was $1.1 million, compared with Adjusted EBITDA of $3.1 million reported for Q3 2018.

•
Free cash flow of negative $2.6 million to end the quarter with $25.4 million of cash and cash equivalents and restricted cash and no borrowings under the Company’s $40.0 million revolving line of credit.

A reconciliation of GAAP to non-GAAP financial measures is provided following the Condensed Consolidated Financial Statement tables contained within this press release.
Key Business Highlights – Third Quarter 2019

•	Expanded revenue with six of the top 10 clients in the third quarter, with cumulative trailing 12 month revenue growth of 2.1% across the same top 10 clients.

•	Signed a $2 million new logo win to provide an end-to-end solution for a $1 billion-plus revenue global security software provider.

•	Successfully renewed or extended more than 75% of the contract value that was up for renewal year-to-date.

•	Announced enhancements to the CJX solution suite with new digital capabilities that enable unified offline and online commerce experiences.

“We are pleased by the results we delivered in the third quarter, as we further differentiated our solutions in the marketplace, enhanced the value we provide to our clients, and expanded many of our loyal and long-tenured relationships,” said Richard G. Walker, CFO of ServiceSource. “Disciplined execution and operational rigor allowed us to exceed our expectations for the quarter. On a sequential basis, we grew revenue 2.0% and favorably reduced our non-GAAP cost of revenue and operating expenses by 2.2%, resulting in Adjusted EBITDA of $1.1 million. We ended the third quarter with a debt-free balance sheet, $25.4 million of cash, cash equivalents and restricted cash, and generated positive free cash flow of $0.6 million, prior to the impact of a one-time legal settlement. Given our performance in the third quarter, current conditions in the markets we serve, and ongoing actions to optimize our portfolio, we affirm the full-year financial outlook we provided on August 7th, 2019. And while we are encouraged by a quarter of demonstrable progress, we remain keenly focused on our longer-term transformation objectives and value-enhancing priorities.”
Quarterly Conference Call
ServiceSource will discuss its third quarter 2019 results on October 30, 2019, via teleconference at 9:30 a.m. Eastern Time. To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 4234439. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource website under Events and Presentations. A replay of the webcast will also be available on the Company's website at http://ir.servicesource.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our expectations for financial and operational performance, whether our digital transformation strategy will produce anticipated benefits, and whether our improved execution and emerging capabilities will translate into desired results. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from our forward-looking statements. Those risks and uncertainties include: a decline in client renewals, the loss of one or more of our key clients or the contraction in our revenue from one or more of our key clients, in each case resulting in churn, or our clients not expanding their relationships with us; the risk of problems implementing our technologies or that our technologies will not meet client expectations; that the market for our solution is underdeveloped and may not grow; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our clients; changes in market conditions that impact our ability to sell our solutions and/or generate service revenue on our clients’ behalf; the possibility that our estimates of service revenue, contract value, bookings, and other metrics may prove inaccurate; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; problems encountered by our clients in their business that may cause them to cancel or reduce their business with us; our ability to achieve our expected benefits from international expansion; economic or other adverse events or conditions affecting the technology industry; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; and other risks and uncertainties described more fully in our periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and except as may be legally required we assume no obligation to update these forward-looking statements.

About ServiceSource
ServiceSource International, Inc. (NASDAQ: SREV) brings the world’s greatest brands closer to their customers through digitally-enabled solutions and data-driven insights that personalize and power the moments that matter. Backed by 20 years of experience, an industry-leading technology platform, a robust global footprint and a powerful suite of solutions that enhance every touchpoint along the Customer Journey Experience (CJX), we deliver impactful revenue growth for global market leaders. Operating out of eight countries with more than 3,000 sales delivery professionals speaking 45 languages, ServiceSource drives billions of dollars in client value annually. To learn more about how we help our clients more effectively find, convert, nurture, grow and retain their customers, visit www.servicesource.com.
Connect with ServiceSource:
http://www.facebook.com/ServiceSource
http://twitter.com/servicesource
http://www.linkedin.com/company/servicesource
http://www.youtube.com/user/ServiceSourceMKTG

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net revenue	$53,395	$57,173	$161,264	$176,869
Cost of revenue(1)	37,871	39,949	115,696	124,136
Gross profit	15,524	17,224	45,568	52,733
Operating expenses:
Sales and marketing(1)	7,499	8,622	22,934	27,112
Research and development(1)	1,165	1,395	3,702	4,691
General and administrative(1)	10,129	12,907	32,081	38,953
Restructuring and other related costs	630	—	1,836	209
Total operating expenses	19,423	22,924	60,553	70,965
Loss from operations	(3,899)	(5,700)	(14,985)	(18,232)
Interest and other expense, net	(419)	(1,058)	(967)	(6,680)
Impairment loss on investment securities	—	—	—	(1,958)
Loss before income taxes	(4,318)	(6,758)	(15,952)	(26,870)
Provision for income tax (expense) benefit	(119)	133	(239)	(294)
Net loss	$(4,437)	$(6,625)	$(16,191)	$(27,164)
Net loss per common share, basic and diluted	$(0.05)	$(0.07)	$(0.17)	$(0.30)
Weighted-average common shares outstanding, basic and diluted	94,228	92,113	93,637	91,271

(1) Reported amounts include stock-based compensation expense as follows:
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Cost of revenue	$126	$194	$414	$752
Sales and marketing	518	717	1,390	2,436
Research and development	12	24	24	146
General and administrative	523	1,560	2,157	5,699
Total stock-based compensation	$1,179	$2,495	$3,985	$9,033

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$23,143	$26,535
Accounts receivable, net	43,792	54,284
Prepaid expenses and other	5,217	5,653
Total current assets	72,152	86,472

Property and equipment, net	37,629	36,593
Contract acquisition costs	1,778	2,660
Right-of-use assets	38,519	—
Goodwill	6,334	6,334
Other assets	4,806	4,521
Total assets	$161,218	$136,580

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,557	$2,424
Accrued expenses	3,829	3,380
Accrued compensation and benefits	17,089	15,509
Operating lease liabilities	8,509	—
Other current liabilities	1,806	6,894
Total current liabilities	32,790	28,207

Operating lease liabilities, net of current portion	35,370	—
Other long-term liabilities	3,287	6,540
Total liabilities	71,447	34,747

Stockholders’ equity:
Preferred stock	—	—
Common stock	9	9
Treasury stock	(441)	(441)
Additional paid-in capital	373,486	369,246
Accumulated deficit	(283,574)	(267,383)
Accumulated other comprehensive income	291	402
Total stockholders’ equity	89,771	101,833
Total liabilities and stockholders’ equity	$161,218	$136,580

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(16,191)	$(27,164)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,158	13,398
Amortization of debt discount and issuance costs	56	5,843
Amortization of contract acquisition costs	1,239	1,361
Amortization of premium on short-term investments	—	(1,204)
Amortization of right-of-use assets	7,222	—
Stock-based compensation	3,985	9,033
Restructuring and other related costs	1,785	470
Impairment loss on investment securities	—	1,958
Other	(256)	74
Net changes in operating assets and liabilities
Accounts receivable, net	10,238	7,322
Prepaid expenses and other assets	507	180
Contract acquisition costs	(362)	(955)
Accounts payable	(365)	(2,204)
Accrued compensation and benefits	(1)	(2,037)
Operating lease liabilities	(6,949)	—
Accrued expenses	316	(5,146)
Other liabilities	(4,144)	4,356
Net cash provided by operating activities	7,238	5,285
Cash flows from investing activities:
Acquisition of property and equipment	(9,243)	(12,484)
Purchases of short-term investments	—	(480)
Sales of short-term investments	—	133,920
Maturities of short-term investments	—	4,240
Net cash (used in) provided by investing activities	(9,243)	125,196
Cash flows from financing activities:
Repayment on finance lease obligations	(666)	(278)
Repayment of convertible notes	—	(150,000)
Debt issuance costs	—	(192)
Proceeds from revolving line of credit	—	32,000
Proceeds from issuance of common stock	223	759
Payments related to minimum tax withholdings on restricted stock unit releases	(19)	(766)
Net cash used in financing activities	(462)	(118,477)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	125	134
Net change in cash and cash equivalents and restricted cash	(2,342)	12,138
Cash and cash equivalents and restricted cash, beginning of period	27,779	52,633
Cash and cash equivalents and restricted cash, end of period	$25,437	$64,771

Use of Non-GAAP Financial Measures
To supplement its Condensed Consolidated Financial Statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource provides investors with non-GAAP gross profit, net income (loss), net income (loss) per diluted share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."
ServiceSource believes non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP gross profit consists of gross profit plus adjustments to stock-based compensation, amortization of internally-developed software and amortization of purchased intangible assets.
Non-GAAP net income (loss) consists of net income (loss) plus stock-based compensation, amortization of internally-developed software, amortization of purchased intangible assets, restructuring and other related costs, amortization of contract acquisition costs related to the initial adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), impairment loss on investment securities, litigation reserve, non-cash interest expense and applying an income tax rate of 26.5% on non-GAAP adjustments. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the Company's stock price, stock market volatility, expected option lives and risk-free interest rates, all of which are difficult to estimate.
EBITDA consists of net income (loss) plus provision for income tax (benefit) expense, interest and other income (expense), net and depreciation and amortization. Adjusted EBITDA consists of EBITDA plus non-cash stock-based compensation, amortization of contract acquisition costs related to the initial adoption of ASC 606, restructuring and other related costs, impairment loss on investment securities and litigation reserve. We are providing a forward expectation for Adjusted EBITDA only on a non-GAAP basis because ServiceSource is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of adjustments which historically have been applicable in determining Adjusted EBITDA for the forward-looking period, which can be dependent on future events that may not be reliably predicted.
These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(in thousands, except per share amounts)
(unaudited)
		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2019	2018	2019	2018
Net revenue		$53,395	$57,173	$161,264	$176,869

Gross profit
GAAP gross profit		$15,524	$17,224	$45,568	$52,733
Non-GAAP adjustments:
Stock-based compensation	(A)	126	194	414	752
Amortization of internally-developed software	(B)	1,082	1,415	2,975	6,924
Amortization of purchased intangible assets	(C)	—	—	—	55
Non-GAAP gross profit		$16,732	$18,833	$48,957	$60,464

Gross profit %
GAAP gross profit		29.1%	30.1%	28.3%	29.8%
Non-GAAP adjustments:
Stock-based compensation	(A)	0.2%	0.3%	0.3%	0.4%
Amortization of internally-developed software	(B)	2.0%	2.5%	1.8%	3.9%
Amortization of purchased intangible assets	(C)	—%	—%	—%	—%
Non-GAAP gross profit		31.3%	32.9%	30.4%	34.2%
Certain totals do not add due to rounding

Operating expenses
GAAP operating expenses		$19,423	$22,924	$60,553	$70,965
Non-GAAP adjustments:
Stock-based compensation	(A)	(1,053)	(2,301)	(3,571)	(8,281)
Amortization of internally-developed software	(B)	(442)	(265)	(1,215)	(632)
Amortization of purchased intangible assets	(C)	—	—	—	(30)
Restructuring and other related costs	(D)	(630)	—	(1,836)	(209)
Amortization of contract acquisition costs - ASC 606 initial adoption	(E)	(277)	(367)	(789)	(1,213)
Litigation reserve	(G)	256	(2,250)	256	(2,250)
Non-GAAP operating expenses		$17,277	$17,741	$53,398	$58,350

Net (loss) income
GAAP net loss		$(4,437)	$(6,625)	$(16,191)	$(27,164)
Non-GAAP adjustments:
Stock-based compensation	(A)	1,179	2,495	3,985	9,033
Amortization of internally-developed software	(B)	1,524	1,680	4,190	7,556
Amortization of purchased intangible assets	(C)	—	—	—	85
Restructuring and other related costs	(D)	630	—	1,836	209
Amortization of contract acquisition costs - ASC 606 initial adoption	(E)	277	367	789	1,213
Impairment loss on investment securities	(F)	—	—	—	1,958
Litigation reserve	(G)	(256)	2,250	(256)	2,250
Non-cash interest expense	(H)	18	922	56	5,854
Income tax effect on non-GAAP adjustments	(I)	369	(385)	1,657	(46)
Non-GAAP net (loss) income		$(696)	$704	$(3,934)	$948

Diluted net (loss) income per share
GAAP net loss per share		$(0.05)	$(0.07)	$(0.17)	$(0.30)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.01	0.03	0.04	0.10
Amortization of internally-developed software	(B)	0.02	0.02	0.04	0.08
Amortization of purchased intangible assets	(C)	0.00	0.00	0.00	0.00
Restructuring and other related costs	(D)	0.01	0.00	0.02	0.00
Amortization of contract acquisition costs - ASC 606 initial adoption	(E)	0.00	0.00	0.01	0.01
Impairment loss on investment securities	(F)	0.00	0.00	0.00	0.02
Litigation reserve	(G)	0.00	0.02	0.00	0.02
Non-cash interest expense	(H)	0.00	0.01	0.00	0.06
Income tax effect on non-GAAP adjustments	(I)	0.00	0.00	0.02	0.00
Non-GAAP diluted net (loss) income per share		$(0.01)	$0.01	$(0.04)	$0.01
Certain totals do not add due to rounding
Shares used in calculating diluted net (loss) income per share on a non-GAAP basis	(J)	94,228	92,113	93,637	91,271

Footnotes to GAAP to Non-GAAP Reconciliation
(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options, stock unit awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.
(B) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.
(C) Amortization of purchased intangibles. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. We believe amortization of acquisition-related intangible assets, such as amortization of costs associated with an acquired company’s research and development efforts, trade names and customer relationships, are items arising from pre-acquisition activities and determined at the time of an acquisition. Although these intangible assets are continually evaluated for impairment, amortization of purchased intangibles is a static expense and not typically affected by operations during any particular period.
(D) Restructuring and other related costs. Included in our GAAP presentation, we incurred expenses related to our restructuring effort to better align our cost structure with current revenue levels. Restructuring and other related costs consist primarily of employees' severance payments, related employee benefits, related legal fees and charges related to leases and other contract termination costs. These are one-time in nature costs that are not indicative of our core operating performance.
(E) Amortization of contract acquisition costs - ASC 606 initial adoption. Upon adoption of ASC 606 using the modified retrospective approach, we capitalized approximately $3.3 million of previously expensed sales commissions from 2015, 2016 and 2017. Amortization of these amounts are included in our GAAP presentation as sales and marketing expense. We believe the non-cash amortization expense is not related to or indicative of our ongoing operating performance.
(F) Impairment loss on investment securities. We liquidated our investment securities during the first half of 2018 to have sufficient cash on hand to repay our $150.0 million convertible notes due August 1, 2018. Based on our decision to sell these investment securities, we determined an other-than-temporary impairment occurred as of March 31, 2018 and recorded an impairment loss, which represented the difference between the investment securities' amortized cost basis and fair value. This charge is not related to or indicative of ongoing operating performance.
(G) Litigation reserve. The Company records a contingent liability when it is probable that a loss has been incurred and the amount is reasonably estimable in accordance with accounting for contingencies. These reserves are one-time in nature charges that are not indicative of our core operating performance.
(H) Non-cash interest expense. Under GAAP, we recognize interest expense at the effective interest rate which includes interest costs related to the amortization of debt issuance costs and debt premiums or discounts. The difference between the effective interest rate and the contractual interest rate is excluded from our assessment of our operating performance because we believe this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.
(I) Income tax effect on non-GAAP adjustments. This adjusts the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, E, F, G and H noted above on our non-GAAP net income (loss).
(J) Shares used in calculating diluted net (loss) income per share on a non-GAAP basis. The share count for basic and diluted earnings per share is the same due to GAAP net losses for both the three and nine months ended September 30, 2019 and 2018.

ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
(unaudited)
		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2019	2018	2019	2018
Net loss		$(4,437)	$(6,625)	$(16,191)	$(27,164)
Provision for income tax expense (benefit)		119	(133)	239	294
Interest and other expense, net		419	1,058	967	6,680
Depreciation and amortization(1)		3,164	3,654	10,158	13,398
EBITDA		(735)	(2,046)	(4,827)	(6,792)
Stock-based compensation	(A)	1,179	2,495	3,985	9,033
Amortization of contract acquisition asset costs - ASC 606 initial adoption	(E)	277	367	789	1,213
Restructuring and other related costs	(D)	630	—	1,836	209
Impairment loss on investment securities	(F)	—	—	—	1,958
Litigation reserve	(G)	(256)	2,250	(256)	2,250
Adjusted EBITDA		$1,095	$3,066	$1,527	$7,871

(1) Depreciation and amortization expense is comprised of the following:
		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2019	2018	2019	2018
Purchased intangible asset amortization		$—	$—	$—	$85
Internally developed software amortization		1,524	1,680	4,190	7,556
Property and equipment depreciation		1,640	1,974	5,968	5,757
Depreciation and amortization		$3,164	$3,654	$10,158	$13,398
Investor Relations Contact for ServiceSource:
Chad Lyne
ServiceSource International, Inc.
clyne@servicesource.com